                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

   Filed by the registrant /x/
   Filed by a party other than the registrant / /
   Check the appropriate box:
   / / Preliminary proxy statement
   /x/ Definitive proxy statement
   / / Definitive additional materials
   / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        CALIFORNIA WATER SERVICE COMPANY
                (Name of Registrant as Specified in Its Charter)

                        CALIFORNIA WATER SERVICE COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
   /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
   / / $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transactions applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

   (4) Proposed maximum aggregate value of transaction:

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, schedule or registration statement no.:

   (3) Filing party:

   (4) Date filed:



 (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                        CALIFORNIA WATER SERVICE COMPANY

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- APRIL 17, 1996

To the Shareholders:

     The annual meeting of the shareholders of California Water Service Company, a California corporation, will be held, as provided in the By-Laws, on Wednesday, April 17, 1996, at 10 o'clock in the morning at the principal executive offices of the Company, 1720 North First Street, San Jose, California 95112, for the following purposes:

     1. To elect a Board of Directors for the ensuing year;

     2. To consider and act upon ratification of the appointment of independent auditors; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors' nominees for directors are set forth in the enclosed proxy statement.

     In accordance with the By-Laws of the Company, only shareholders of record at the close of business on Tuesday, February 20, 1996, will be entitled to vote at this meeting.

     IF YOU ARE UNABLE TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        JOHN S. SIMPSON, Acting Secretary
San Jose, California
March 13, 1996

                                PROXY STATEMENT

                    SOLICITATION OF PROXY AND REVOCABILITY,
                               VOTING SECURITIES

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of California Water Service Company, a California corporation (the "Company"), for use at the annual meeting of shareholders to be held at the principal executive offices of the Company, 1720 North First Street, San Jose, California 95112, on April 17, 1996, at 10 o'clock in the morning at which shareholders of record at the close of business on February 20, 1996 will be entitled to vote. This statement and the enclosed proxy are being sent to shareholders on or about March 13, 1996. On February 20, 1996, the Company had issued and outstanding 6,279,597 shares of Common Stock and 139,000 shares of Cumulative Preferred Stock, Series C.

     Each share of Common Stock is entitled to one vote and each share of Preferred Stock to eight votes. All shareholders, or their proxies, entitled to vote upon the election of directors may cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which their shares are entitled, or distribute their votes on the same principle among as many candidates as they think fit. No shareholder or proxy, however, will be entitled to cumulate votes unless such candidate or candidates have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board is soliciting discretionary authority to cumulate votes if cumulative voting rights are exercised. The nine nominees receiving the highest number of votes at the meeting will be elected as directors. All other matters to come before the meeting shall be determined, assuming a quorum is present, by a vote of a majority of the votes entitled to be cast by shares represented at the meeting and entitled to vote on such matters. A quorum for the purpose of conducting business at the meeting exists when there are present in person or by proxy at the meeting persons entitled to cast a majority of the votes entitled to be cast at the meeting by the holders of the outstanding voting shares of the Company. Broker non-votes and abstentions will not be counted, except for quorum purposes, and will have no effect on the election of the directors. In determining whether the requisite shareholder approval has been received on the other matters, broker non-votes will not be counted, while abstentions will be counted and will therefore have the same effect as a vote against the matter.

     The shares represented by the proxies received will be voted at the meeting or any adjournment thereof. However, you may revoke your proxy at any time prior to its use by filing with the Company a written notice revoking it, or by the presentation at the meeting of a proxy bearing a later date. It may also be revoked by attending the meeting and voting in person.

     The shares represented by duly executed proxies will be voted in accordance with the directions given by the shareholders by means of the ballot on the proxy. If no instructions are given, the shares will be voted FOR the election of the Board's nominees for directors and FOR the ratification of the appointment of independent auditors. If, for any unforeseen reason, any of said nominees should not be available as a candidate for director, the proxies will be voted for substitute nominees selected by the Board. Shares for which duly executed proxies are received will be voted according to the Board's best judgment upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Company will bear the entire cost of preparing, assembling, printing and mailing these proxy statements, the proxies and any additional materials which may be furnished by the Board to shareholders. The solicitation of proxies will be made by the use of the U.S. postal service and may also be made by telephone, telegraph, or personally, by directors, officers and regular employees of the Company who will receive no extra compensation for such services. In addition, the Company has retained Morrow & Co., a proxy distribution and solicitation firm, to assist in the distribution and solicitation of proxies for shares held in the names of brokers, banks and other nominees, for a fee of $5,000 plus reimbursement of reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The directors of the Company are elected annually. The following table sets forth the name of each of the nominees for director, his/her age, the year in which he/she was first elected a director, the number of shares of the Company's Common Stock and Preferred Stock beneficially owned by him/her on January 1, 1996, a brief description of his/her principal occupation and business experience during the last five years, all directorships of publicly held companies presently held by each nominee, and certain other information. All nominees are presently directors of the Company. The term of office for all directors elected at the 1996 annual meeting will expire at the time of the 1997 annual meeting. No nominee has any family relationship with any other nominee or with any executive officer.

                                                                              SERVICE     AMOUNT AND
                                                                                 AS       NATURE OF
                                                                              DIRECTOR    BENEFICIAL     PERCENT OF
             NOMINEE               AGE      INFORMATION ABOUT NOMINEE(1)       SINCE     OWNERSHIP(2)      CLASS
---------------------------------  ---   -----------------------------------  --------   ------------    ----------
William E. Ayer(3)(4)............  74    Venture Investor. Also a director      1973         5,281       Less than
                                         of Tab Products Co. and a director                              1%
                                         (emeritus) of Technology for
                                         Communications International.
                                         Formerly a member of the Stanford
                                         University Board of Trustees.

Robert W. Foy(5)(6)..............  59    Chairman of the Board since January    1977         1,609       Less than
                                         1, 1996. Formerly President and                                 1%
                                         Chief Executive Officer, Pacific
                                         Storage Company, Stockton, Modesto,
                                         Sacramento, and San Jose,
                                         California (moving and storage
                                         company).

Edward D. Harris Jr., M.D.(4)(5).. 58    George DeForest Barnett Professor      1993           468       Less than
                                         of Medicine, Stanford University                                1%
                                         Medical Center.

Robert K. Jaedicke(3)(4).........  67    Professor (Emeritus) of Accounting     1974           951       Less than
                                         and Former Dean, Stanford                                       1%
                                         University Graduate School of
                                         Business. Also a director of Boise
                                         Cascade Corporation, Enron Corp.,
                                         Homestake Mining Company, GenCorp.,
                                         Inc., Wells Fargo Bank and State
                                         Farm Insurance Companies.

                                                                              SERVICE     AMOUNT AND
                                                                                 AS       NATURE OF
                                                                              DIRECTOR    BENEFICIAL     PERCENT OF
             NOMINEE               AGE      INFORMATION ABOUT NOMINEE(1)       SINCE     OWNERSHIP(2)      CLASS
---------------------------------  ---   -----------------------------------  --------   ------------    ----------
Linda R. Meier(3)................  55    Chairperson, Stanford University       1994           500       Less than
                                         Hospital Board of Directors (1992-                              1%
                                         present). Also a director of
                                         Comerica Bank, University Bank &
                                         Trust Co. and Stanford Health
                                         Services. Member, California
                                         Academy of Sciences Advisory Board.
                                         Formerly Vice President, Stanford
                                         University Board of Trustees
                                         (1988-1994).

Peter C. Nelson(5)(7)............  48    President and Chief Executive          1996           950       Less than
                                         Officer since February 1, 1996.                                 1%
                                         Formerly Vice President, Division
                                         Operations (1994-1995) and Region
                                         Vice President (1989-1994), Pacific
                                         Gas & Electric Company (gas and
                                         electric public utility).

C.H. Stump(3)(5).................  70    Formerly Chairman of the Board         1976         6,410(8)    Less than
                                         (1991-1996). Formerly President                                 1%
                                         (1981-1991) and Chief Executive
                                         Officer (1986-1992).                                  400(9)    Less than
                                                                                                         1%

Edwin E. van Bronkhorst(4).......  72    Financial consultant. Trustee and      1985         2,000       Less than
                                         Treasurer of The David & Lucile                                 1%
                                         Packard Foundation. Formerly Senior
                                         Vice President, Treasurer and Chief
                                         Financial Officer, Hewlett-Packard
                                         Company. Also a director of Mid-
                                         Peninsula Bank and Nellcor Puritan-
                                         Bennett.

                                                                              SERVICE     AMOUNT AND
                                                                                 AS       NATURE OF
                                                                              DIRECTOR    BENEFICIAL     PERCENT OF
             NOMINEE               AGE      INFORMATION ABOUT NOMINEE(1)       SINCE     OWNERSHIP(2)      CLASS
---------------------------------  ---   -----------------------------------  --------   ------------    ----------
J.W. Weinhardt(4)(5).............  64    President and Chief Executive          1994            0%(10)   Not
                                         Officer, SJW Corp. (holding                                     applicable
                                         company) and Chairman of the Board
                                         and Chief Executive Officer of its
                                         subsidiary San Jose Water Company
                                         (public water utility). Also a
                                         director of SJW Land Company, SJNB
                                         Financial Corp. and its subsidiary
                                         San Jose National Bank.

All directors and executive officers as a group.............................                29,084(11)   Less than
                                                                                                         1%
                                                                                               400(9)    Less than
                                                                                                         1%

---------------

 (1) No corporation or other organization by which any nominee is employed is a parent, subsidiary or other affiliate of the Company.

 (2) Except for Mr. Stump (see note 9), no nominee or officer owns any shares of the Company's Preferred Stock. Directors Ayer, Foy, Harris, Nelson, Jaedicke, Meier, Stump and van Bronkhorst have sole voting and sole investment power with respect to the shares owned by them (or share such powers with their spouses).

 (3) Member of Compensation Committee.

 (4) Member of Audit Committee.

 (5) Member of Executive Committee.

 (6) Director Foy was elected Chairman of the Board as of January 1, 1996, replacing former Chairman C.H. Stump, who retired as Chairman on that date.

                                              (footnotes continued on next page)

 (7) Mr. Nelson was elected as President, Chief Executive Officer and a director of the Company as of February 1, 1996, replacing former President, Chief Executive Officer and Director Donald L. Houck, who retired on that date.

 (8) Common Stock. Includes 5,396 shares held in the Company's Salaried Employees' Savings Plan (the "Savings Plan").

 (9) Preferred Stock, Series C.

(10) Does not include 549,976 shares beneficially owned by SJW Corp., of which Mr. Weinhardt is President and Chief Executive Officer and a director. Mr. Weinhardt disclaims beneficial ownership of all the shares owned by SJW Corp.

(11) Common Stock. Includes 8,596 shares held in the Savings Plan for the benefit of executive officers who are not included as directors in the preceding table and 2,319 other shares owned beneficially but not of record by such executive officers.

     In 1995, Directors Ayer, Foy, Harris, Jaedicke, Meier, van Bronkhorst and Weinhardt were paid an annual retainer of $12,900. The current annual retainer fee for directors is $13,200. Director Emeritus Ralph D. Lindberg, who is expected to retire in May 1996, is paid a monthly consulting retainer of $2,667. Effective January 1, 1996, Director Stump is paid a monthly consulting fee of $2,500. Chairman Foy and Director Nelson receive no annual retainer. All directors, including Director Emeritus Lindberg, are paid $650 for each Board or Committee meeting attended, except that (i) Committee Chairmen are paid $1,300 for each Committee meeting attended, and (ii) Chairman Foy and Director Nelson are paid $650 for each Board meeting attended and are not paid for attending any Committee meeting.

     The Company established, effective January 1, 1988, a Directors Deferred Compensation Plan which is an unfunded deferred compensation program for certain directors. Each member of the Board who is not an employee of the Company is eligible to participate. Each participant may elect to defer annually at least $5,000 of the director's monthly retainer fees. The maximum amount which may be deferred is 100% of the director's monthly retainer fees. Amounts deferred are fully vested, recorded by the Company and adjusted as if invested in an investment selected by the participant. Distribution is made at the earlier of
(1) the time selected by the participant (subject to a minimum length of deferral), or (2) when the participant ceases to be a director (unless he/she then becomes an employee of the Company, in which case, distribution will be made upon termination of employment). Distributions are also available upon a showing of hardship. Amounts remaining undistributed at death are distributed to a designated beneficiary or beneficiaries. The Company is under no obligation to make any investment or otherwise fund the Plan. Participants are general, unsecured creditors of the Company.

     The Company's directors are covered by a retirement plan. Any director who retires after having served on the Board for five or more years will receive a benefit equal to the annual retainer paid to the Company's non-employee directors at the time of his/her retirement. This benefit will be paid annually for the number of years the director served on the Board up to a maximum of ten years.

     The Board has established Audit, Compensation and Executive Committees. The full Board generally acts as the Nominating Committee. The Nominating Committee will consider nominees recommended by shareholders if the name and qualifications of each nominee are submitted to the Company in a letter addressed to the Secretary of the Company prior to November 13, 1996. The Audit Committee reviews with the auditors the scope and results of the audit, Company financial statements and internal accounting control procedures. It also recommends the selection of auditors to the Company's Board. The Compensation Committee makes recommendations to the Board with respect to officer compensation.

     During 1995, there were 13 regular meetings of the Board, three meetings of the Compensation Committee and two meetings of the Audit Committee. All directors attended an average of 90% of all of the Board and applicable Committee meetings and each director attended at least 80% of these meetings.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC") and with the New York Stock Exchange ("NYSE"). Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that for the year ended December 31, 1995, its officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM 2 ON PROXY CARD)

     Proxies in the accompanying form will be voted if so authorized, or if no instructions are given by the shareholder, for ratification of the selection of KPMG Peat Marwick LLP, certified public accountants, to audit the books, records and accounts of the Company for the year ending December 31, 1996. KPMG Peat Marwick LLP has acted as auditors for the Company since 1939 and the Board, pursuant to the recommendation of the Audit Committee, recommends their services be continued. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so. The Board recommends a vote FOR adoption of this proposal. If the shareholders do not ratify the appointment of KPMG Peat Marwick LLP, the selection of certified public accountants will be reconsidered by the Board.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's President and Chief Executive Officer and the other four most highly paid executive officers of the Company for the three fiscal years ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                     --------------------------------------
                                                                               ALL OTHER
                                                                            COMPENSATION(1)
            NAME AND PRINCIPAL POSITION              YEAR     SALARY($)           ($)
---------------------------------------------------  ----     ---------     ---------------
Donald L. Houck(2).................................  1995     $ 262,066         $12,636
  President and CEO                                  1994       250,057          12,538
                                                     1993       237,554          11,997
Gerald F. Feeney...................................  1995       139,612           4,631
  Vice President, Chief Financial Officer and        1994       120,213           4,016
     Treasurer                                       1993       111,752           3,601
Francis S. Ferraro.................................  1995       135,650           4,836
  Vice President, Regulatory Matters                 1994       130,291           4,838
                                                     1993       125,806           4,689
Raymond H. Taylor..................................  1995       131,052           4,346
  Vice President, Operations                         1994       112,039           3,808
                                                     1993       107,314           3,601
C.H. Stump(3)......................................  1995       115,612          11,786
  Chairman of the Board                              1994       110,212          11,646
                                                     1993       106,409          10,840

---------------

(1) The amounts listed in the column entitled "All Other Compensation" include the following amounts for 1995: (a) Company 401(k) contributions for Mr. Houck -- $4,500; Mr. Feeney -- $4,294; Mr. Ferraro -- $4,500; Mr. Taylor --
     $4,010; and Mr. Stump -- $3,651, (b) annual life insurance premiums paid by the Company of $336 per officer, and (c) director fees for Mr. Houck and Mr. Stump of $7,800 each.

(2) Effective as of February 1, 1996, Mr. Houck retired as President and CEO. He was succeeded by Peter C. Nelson.

(3) Effective as of January 1, 1996, Mr. Stump retired as Chairman. He was succeeded by Robert W. Foy.

                                 PENSION PLANS

     The table that follows shows the estimated annual benefits payable upon retirement to Company employees under the California Water Service Company Pension Plan and the California Water Service Company Supplemental Executive Retirement Plan.

THREE HIGHEST                                                  YEARS OF SERVICE
 CONSECUTIVE                                   -------------------------------------------------
YEARS AVERAGE                                                                         30 OR MORE
COMPENSATION                                   15 YEARS     20 YEARS     25 YEARS       YEARS
-------------                                  --------     --------     --------     ----------
 $100,000....................................  $ 30,000     $ 40,000     $ 45,000      $ 50,000
 $125,000....................................    37,500       50,000       56,250        62,500
 $150,000....................................    45,000       60,000       67,500        75,000
 $175,000....................................    52,500       70,000       78,750        87,500
 $200,000....................................    60,000       80,000       90,000       100,000
 $225,000....................................    67,500       90,000      101,250       112,500
 $250,000....................................    75,000      100,000      112,500       125,000
 $275,000....................................    82,500      110,000      123,750       137,500

     The compensation covered by the above plans is the annual earnings reported on an employee's W-2 form, including amounts deferred under the Savings Plan, a 401(k) plan, and compensation associated with the non-business use of a Company automobile. The compensation reported in the "Salary" column of the Summary Compensation Table is the amount of an employee's annual salary, including amounts deferred under the Savings Plan. The pension table above sets forth estimated annual retirement benefits, payable as a straight life annuity, assuming retirement at age 62, using the normal form of benefit under the above plans; the benefits listed are not subject to any deduction for social security or other offset amounts.

     The number of years of credited service at December 31, 1995 for officers named in the Summary Compensation Table is as follows: Mr. Houck, 19; Mr. Ferraro, 6; Mr. Feeney, 19 and Mr. Taylor, 13. Effective May 1, 1992, Mr. Stump retired as President with 41 years of credited service, at which time his rights under the above plans became fixed.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of directors who are not current employees of the Company. In 1995, the Committee was composed of Mr. Ayer, Mr. Foy and Mr. Jaedicke. Mr. Foy resigned from the Committee in January 1996 when he became Chairman of the Board. The Committee is currently composed of Mr. Ayer, Mr. Jaedicke, Ms. Meier and Mr. Stump.

     The Committee is responsible for establishing and implementing policies and programs to compensate the Company's executives. Each February, the Committee reviews and sets the compensation for all executive officers for the twelve-month period beginning March 1 and then submits its recommendations for approval by the entire Board of Directors. In 1995, the Board of Directors adopted the Committee's recommendations without modification.

     The primary objectives of the Committee are to establish compensation policies and implement a compensation program which will (i) attract, retain and motivate talented and experienced executives, (ii) reward excellent job performance and ability and (iii) provide fair and reasonable compensation. The Committee believes that compensating executives on this basis leads to excellence in performance which benefits shareholders and ratepayers alike. In making its recommendations, the Committee takes into account the fact that the Company's compensation decisions are regularly reviewed for reasonableness by the California Public Utilities Commission. Further, in light of the fact that the Company is a regulated utility whose financial performance is to a large extent dependent upon and constrained by the ratemaking decisions of the California Public Utilities Commission and other factors beyond the Company's control (such as weather), the Committee's decisions are largely determined by factors other than the Company's recent financial performance.

     It has been the Company's practice to compensate the Company's officers primarily through their salaries and not to use a wide variety of compensation schemes. The Company has not historically paid any bonuses or other incentive compensation, provides comparatively few perquisites to its officers and does not have a stock option or restricted stock plan. Thus, the principal vehicle for compensating the Company's officers has been salary. This is a flexible compensation vehicle that allows for annual adjustment and is not likely to result in wide fluctuations in compensation from year to year.

     In making individual compensation decisions, the Committee considers each officer's duties, the quality of his or her performance of those duties and the contribution the officer has made to the Company's overall performance. The Committee also considers whether an officer's duties have expanded from the previous year, the officer's experience and value to the Company, and the extent and frequency of prior salary adjustments for each officer. In addition, the Committee evaluates the range of all the officers' salaries by comparing the salary of each officer with the salaries of the other officers, taking into account the number of years each officer has been employed by the Company and the possibility of future promotions. In order to set salaries for the Company's officers at competitive and reasonable levels, the Committee annually reviews the salaries of officers of other major water companies located throughout the United States and other local utility companies, as well as the rate of inflation. In reviewing the salaries of other companies, the Committee takes into account the Company's small number of officers compared to many other companies of comparable size and the Company's limited forms of compensating its officers.

     The Committee has reviewed the Company's compensation structure in light of
Section 162(m) of the Internal Revenue Code, which limits the amount of compensation that the Company may deduct from its taxable income for any year to $1,000,000 for any of its five most highly compensated executive officers. In 1995, no executive officer's compensation exceeded the limitation set by Section 162(m).

     In February 1995, the Committee reviewed the compensation for Donald L. Houck, the then President and Chief Executive Officer of the Company. The Committee set Mr. Houck's compensation by using the same bases and considering the same factors it used in setting the compensation levels for the Company's other executive officers. In particular, the Committee considered how well Mr. Houck performed his duties, which involved overall responsibility for the daily operations of the Company, including the extent of his contribution to the overall performance of the Company during the prior year. The Committee also took into account how the compensation of the President and Chief Executive Officer compared with the salaries and benefits of chief executive officers at other major water companies and local utility companies, the salaries of the Company's other officers, the rate of inflation, the extent and frequency of prior adjustments that had been made to Mr. Houck's salary and the benefits paid by the Company.

                                               THE COMPENSATION COMMITTEE

                                               WILLIAM E. AYER
                                               ROBERT K. JAEDICKE
                                               LINDA R. MEIER
                                               C.H. STUMP

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 Index and the Edward D. Jones & Co. Water Utility Average of 14 companies.

                                                                   EDWARD D.
                                  CALIFORNIA                      JONES & CO.
      Measurement Period         WATER SERVICE    S&P 500 IN-       WATER U
    (Fiscal Year Covered)           COMPANY           DEX           TILITY
1990                                       100             100             100
1991                                       112             130             143
1992                                       139             140             158
1993                                       178             154             180
1994                                       150             157             168
1995                                       164             215             211


-----------------------------------------------------------------------------------------------------
                                                  1990     1991     1992     1993     1994     1995
------------------------------------------------------------------------------------------------------
  CALIFORNIA WATER SERVICE COMPANY                $100     $112     $139     $178     $150     $164
------------------------------------------------------------------------------------------------------
  S&P 500 INDEX                                    100      130      140      154      157      215
------------------------------------------------------------------------------------------------------
  EDWARD D. JONES & CO. WATER UTILITY              100      143      158      180      168      211
-------------------------------------------------------------------------------------------------------


NOTE: The stock performance shown on the graph above is not necessarily indicative of future price performance.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows the beneficial owners of more than five percent of any class of the Company's voting securities on January 1, 1996:

                                                           AMOUNT AND NATURE
              TITLE                NAME AND ADDRESS          OF BENEFICIAL      PERCENT
            OF CLASS              OF BENEFICIAL OWNER          OWNERSHIP        OF CLASS
    -------------------------  -------------------------   -----------------    --------
    Common...................  SJW Corp.(1)                  549,976 Shares        8.8%
                               374 W. Santa Clara Street
                               San Jose, CA 95196
    Preferred................  First Colony Life              36,610 Shares       26.3%
    (Series C)                 Insurance Company(2)
                               700 Main Street
                               Lynchburg, VA 24504

---------------

(1) SJW Corp. has sole voting and investment power with respect to these shares. Director J.W. Weinhardt is President and Chief Executive Officer, as well as a director, of SJW Corp. Mr. Weinhardt disclaims beneficial ownership of all the shares owned by SJW Corp.

(2) First Colony Life Insurance Company has sole voting and investment power with respect to these shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning beneficial ownership of shares of the Company's equity securities by Messrs. Feeney, Ferraro, Houck and Taylor on January 1, 1996:

                                                             AMOUNT AND
                                                             NATURE OF
              TITLE                NAME AND ADDRESS          BENEFICIAL         PERCENT
             OF CLASS           OF BENEFICIAL OWNER(1)      OWNERSHIP(2)       OF CLASS
    --------------------------  ----------------------    ----------------   -------------
    Common....................  Gerald F. Feeney           3,063 Shares(3)    Less than 1%
    Common....................  Francis S. Ferraro           333 Shares(4)    Less than 1%
    Common....................  Donald L. Houck            4,590 Shares(5)    Less than 1%
    Common....................  Raymond H. Taylor          1,044 Shares(4)    Less than 1%

---------------

(1) For the directors of the Company and all of the directors and executive officers of the Company as a group, refer to the table in Election of Directors for information as to their beneficial ownership of shares of the Company.

(2) Messrs. Feeney, Ferraro, Houck and Taylor have sole voting and sole investment power with respect to the shares owned by them (or share such powers with their spouses).

(3) Includes 1,744 shares held in the Savings Plan.

(4) All of these shares are held in the Savings Plan.

(5) Includes 3,590 shares held in the Savings Plan.

                              GENERAL INFORMATION

     The Board is not aware of any matters to come before the meeting other than the proposals for the election of directors and the ratification of the selection of independent auditors. If any other matters should be brought before the meeting, or any adjournment thereof, upon which a vote properly may be taken, the shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the discretion of the proxy holders insofar as such proxies are not limited to the contrary.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of the Company must be received by the Company by November 13, 1996, for inclusion in the next proxy statement and form of proxy relating to that meeting. Submission of a proposal does not guarantee its inclusion in a proxy statement or its presentation at a shareholder meeting. Shareholder proposals are subject to regulation under federal securities laws.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        JOHN S. SIMPSON, Acting Secretary

San Jose, California
March 13, 1996

                        CALIFORNIA WATER SERVICE COMPANY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

P
R
O
X
Y

        PETER C. NELSON and JOHN S. SIMPSON, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, the stock of the undersigned at the Annual Meeting of Shareholders of California Water Service Company to be held at 1720 N. First Street, San Jose, California on Wednesday, April 17, 1996 at 10:00 A.M., or at any adjournment thereof.


        PLEASE DATE, SIGN AND MAIL IMMEDIATELY IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                SEE REVERSE SIDE
  x    Please mark votes as in this example.
-----

If not otherwise directed, this proxy will be voted FOR the election of directors and FOR ratification of the appointment of KPMG Peat Marwick LLP as auditors. The Board of Directors recommends voting in favor of these matters.

1.  ELECTION OF DIRECTORS

Nominees:   William E. Ayer, Robert W. Foy, Edward D. Harris, Jr., MD., Robert
K. Jaedicke, Linda R. Meier, Peter C. Nelson, C.H. Stump, Edwin E. van Bronkhorst and J.W. Weinhardt.

      FOR ALL NOMINEES          WITHHELD FROM ALL NOMINEES
---                       ---
      For all nominees except as noted above
---

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent auditors of the Company.
          FOR         AGAINST          ABSTAIN
    ---         ---             ---

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                  ---

NOTE: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title. In the case of shares standing in the name of two or more persons, California law permits the voting of such shares under a proxy signed by any one of such persons if none of the others is present in person or represented by proxy.

PLEASE DATE, SIGN and RETURN PROMPTLY

Signature                         Date
          ---------------------        -------------
Signature                         Date
          ---------------------        -------------